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As filed with the Securities and Exchange Commission on November 18, 2003

Registration No. 333-83354

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 8

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pinnacle Airlines Corp.

(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4512 (Primary Standard Industrial Classification Code Number)	03-0376558 (I.R.S. Employer Identification No.)
1689 Nonconnah Blvd. Suite 111 Memphis, Tennessee 38132 (901) 348-4100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Curtis E. Sawyer 1689 Nonconnah Blvd. Suite 111 Memphis, Tennessee 38132 (901) 348-4100 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wilson S. Neely, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Michael L. Miller, Esq. Vice President, Law Northwest Airlines Corporation 2700 Lone Oak Parkway Eagan, Minnesota 55121 (612) 726-2111	Joel S. Klaperman, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   / /

EXPLANATORY NOTE

        This Amendment No. 8 to the Registration Statement on Form S-1 of Pinnacle Airlines Corp. is filed for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as set forth in the following chart. Except for the SEC registration fee, the NASD filing fee and the Nasdaq listing fee, all amounts are estimates. These expenses will be paid by Northwest.

SEC registration fee	$36,800
NASD filing fee	30,500
Nasdaq listing fee	105,000
Printing and engraving expenses	250,000
Accounting fees and expenses	850,000
Legal fees and expenses	1,500,000
Transfer agent and registrar fees	10,000
Miscellaneous	117,700

Total	$2,900,000

Item 14.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article Seventh of the registrant's certificate of incorporation requires indemnification to the fullest extent permitted by Delaware law. The registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the registrant, in such capacities, may incur. The registrant's amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the registrant's certificate of incorporation includes such a provision.

Item 15.    Recent Sales of Unregistered Securities

        On January 15, 2003, the registrant issued 21,892,060 shares of its common stock, after giving effect to a 1.45947067-to-one split of its common stock which will be effected by way of reclassification prior to this offering, and one share of its Series A preferred stock to NWA Inc. as partial consideration for the contribution by NWA Inc. to the registrant of all of the outstanding shares of capital stock of Pinnacle Airlines, Inc.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement
2.1	—	Intentionally omitted
3.1**	—	Form of Amended and Restated Certificate of Incorporation of the registrant
3.1.1	—	Form of Second Amended and Restated Certificate of Incorporation of the registrant
3.2**	—	Form of Certificate of Designations for Series A preferred stock of the registrant
3.3**	—	Form of Bylaws of the registrant
3.3.1**	—	Amended and Restated Bylaws, dated January 14, 2003, of the registrant
4.1**	—	Specimen Stock Certificate
4.2**	—	Form of Rights Agreement between the registrant and EquiServe Trust Company, N.A., as Rights Agent
5.1	—	Opinion of Simpson Thacher & Bartlett LLP
8.1	—	Opinion of Simpson Thacher & Bartlett LLP as to tax matters
10.1	—	Intentionally omitted
10.2**	—	Form of Sublease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.2.1**	—	Form of First Amendment to Sublease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.3**	—	Form of Engine Lease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.3.1**	—	Form of First Amendment to Engine Lease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.4**	—	Form of Promissory Note issued by Pinnacle Airlines, Inc. to Northwest Airlines, Inc.
10.5**	—	Form of Guarantee of Promissory Note issued by registrant to Northwest Airlines, Inc.
10.6**	—	Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.6.1**	—	First Amendment dated as of February 5, 2003 to Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.6.2**	—	Form of Second Amendment to Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.7**	—	Guaranty dated as of January 14, 2003 issued by registrant to Northwest Airlines, Inc.
10.8	—	Form of Pinnacle Airlines Corp. 2003 Stock Incentive Plan
10.9**	—	Form of Non-Qualified Stock Option Agreement for options granted under the Pinnacle Airlines Corp. 2003 Stock Incentive Plan
10.10**	—	Pinnacle Airlines, Inc. Annual Management Bonus Plan

10.11**	—	Amended and Restated Sublease Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (SBN Facilities)
10.12**	—	Sublease Agreement dated as of August 1, 2002 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (TYS Facilities)
10.13**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (DTW Facilities)
10.14**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (MEM Facilities)
10.15**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (MSP Facilities)
10.16**	—	Management Compensation Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Philip H. Trenary
10.17**	—	Management Compensation Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Curtis E. Sawyer
10.18**	—	Form of Lease Guaranty issued by the registrant to Northwest Airlines, Inc.
10.19**	—	Form of Sublease Guaranty issued by the registrant to Northwest Airlines, Inc.
10.20**	—	Omnibus Agreement dated as of January 15, 2003 among the registrant, Northwest Airlines, Inc., Northwest Airlines Corporation and Fiduciary Counselors, Inc.
10.20.1**	—	Amendment to Omnibus Agreement dated as of September 11, 2003 among the registrant, Northwest Airlines, Inc., Northwest Airlines Corporation and Fiduciary Counselors, Inc.
10.21**†	—	Airline Services Agreement dated as of March 1, 2002 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22**†	—	Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22.1**†	—	Amendment No. 1 dated as of September 11, 2003 to the Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22.2**†	—	Form of Amendment No. 2 to the Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.23**	—	Form of Amended and Restated Ground Handling Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.24**	—	Form of Amended and Restated Information Technology Services Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.25**	—	Form of Amended and Restated Family Assistance Services Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.26**	—	Form of Amended and Restated Manufacturer Benefits Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.27**	—	Form of Amended and Restated Preferential Hiring Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
21.1**	—	List of Subsidiaries
23.1**	—	Consent of Ernst & Young LLP, Independent Auditors
23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.1 and 8.1)
24.1**	—	Powers of Attorney
99.1	—	Consent of Philip H. Trenary

*
To be filed by amendment.

**
Previously filed.

†
Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

(b)
Financial Statements Schedules. The following financial statement schedule is filed as part of this Registration Statement:

Report of Independent Auditors on Consolidated Financial Statement Schedule	S-1
Schedule II—Consolidated Valuation and Qualifying Accounts	S-2

        All other schedules are omitted, because the required information is inapplicable, or the information is presented in the Financial Statements or related notes.

Item 17. Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on November 18, 2003.

PINNACLE AIRLINES CORP.
By:	/s/ PHILIP H. TRENARY Name: Philip H. Trenary Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 8 to Registration Statement has been signed on the 18th day of November, 2003 by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title

/s/ PHILIP H. TRENARY Philip H. Trenary	President and Chief Executive Officer (Principal Executive Officer)
/s/ CURTIS E. SAWYER Curtis E. Sawyer	Vice President and Chief Financial Officer (Principal Accounting Officer)
* Stephen E. Gorman	Chairman, Director
* Donald J. Breeding	Director
* J. Timothy Griffin	Director
* Robert A. Peiser	Director
* Thomas S. Schreier, Jr.	Director
* R. Philip Shannon	Director
* Nicholas R. Tomassetti	Director
*By:	/s/ CURTIS E. SAWYER Attorney-In-Fact

INDEX OF EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1*	—	Form of Underwriting Agreement
2.1	—	Intentionally omitted
3.1**	—	Form of Amended and Restated Certificate of Incorporation of the registrant
3.1.1	—	Form of Second Amended and Restated Certificate of Incorporation of the registrant
3.2**	—	Form of Certificate of Designations for Series A preferred stock of the registrant
3.3**	—	Form of Bylaws of the registrant
3.3.1**	—	Amended and Restated Bylaws, dated January 14, 2003, of the registrant
4.1**	—	Specimen Stock Certificate
4.2**	—	Form of Rights Agreement between the registrant and EquiServe Trust Company, N.A., as Rights Agent
5.1	—	Opinion of Simpson Thacher & Bartlett LLP
8.1	—	Opinion of Simpson Thacher & Bartlett LLP as to tax matters
10.1	—	Intentionally omitted
10.2**	—	Form of Sublease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.2.1**	—	Form of First Amendment to Sublease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.3**	—	Form of Engine Lease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.3.1**	—	Form of First Amendment to Engine Lease Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.4**	—	Form of Promissory Note issued by Pinnacle Airlines, Inc. to Northwest Airlines, Inc.
10.5**	—	Form of Guarantee of Promissory Note issued by registrant to Northwest Airlines, Inc.
10.6**	—	Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.6.1**	—	First Amendment dated as of February 5, 2003 to Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.6.2**	—	Form of Second Amendment to Revolving Credit Facility dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.7**	—	Guaranty dated as of January 14, 2003 issued by registrant to Northwest Airlines, Inc.
10.8	—	Form of Pinnacle Airlines Corp. 2003 Stock Incentive Plan
10.9**	—	Form of Non-Qualified Stock Option Agreement for options granted under the Pinnacle Airlines Corp. 2003 Stock Incentive Plan
10.10**	—	Pinnacle Airlines, Inc. Annual Management Bonus Plan
10.11**	—	Amended and Restated Sublease Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (SBN Facilities)
10.12**	—	Sublease Agreement dated as of August 1, 2002 between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (TYS Facilities)
10.13**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (DTW Facilities)

10.14**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (MEM Facilities)
10.15**	—	Form of Amended and Restated Facilities Use Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc. (MSP Facilities)
10.16**	—	Management Compensation Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Philip H. Trenary
10.17**	—	Management Compensation Agreement dated as of January 14, 2003 between Pinnacle Airlines, Inc. and Curtis E. Sawyer
10.18**	—	Form of Lease Guaranty issued by the registrant to Northwest Airlines, Inc.
10.19**	—	Form of Sublease Guaranty issued by the registrant to Northwest Airlines, Inc.
10.20**	—	Omnibus Agreement dated as of January 15, 2003 among the registrant, Northwest Airlines, Inc., Northwest Airlines Corporation and Fiduciary Counselors, Inc.
10.20.1**	—	Amendment to Omnibus Agreement dated as of September 11, 2003 among the registrant, Northwest Airlines, Inc., Northwest Airlines Corporation and Fiduciary Counselors, Inc.
10.21**†	—	Airline Services Agreement dated as of March 1, 2002 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22**†	—	Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22.1**†	—	Amendment No. 1 dated as of September 11, 2003 to the Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.22.2**†	—	Form of Amendment No. 2 to the Airline Services Agreement dated as of January 14, 2003 among the registrant, Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.23**	—	Form of Amended and Restated Ground Handling Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.24**	—	Form of Amended and Restated Information Technology Services Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.25**	—	Form of Amended and Restated Family Assistance Services Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.26**	—	Form of Amended and Restated Manufacturer Benefits Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
10.27**	—	Form of Amended and Restated Preferential Hiring Agreement between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.
21.1**	—	List of Subsidiaries
23.1**	—	Consent of Ernst & Young LLP, Independent Auditors
23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.1 and 8.1)
24.1**	—	Powers of Attorney
99.1	—	Consent of Philip H. Trenary

*
To be filed by amendment.

**
Previously filed.

†
Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
INDEX OF EXHIBITS